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                                                                    EXHIBIT 99.1


Contact
Dennis E. Valentine
Chief Financial Officer
(619) 535-1706

http://www.jmar.com

FOR IMMEDIATE RELEASE

          JMAR INDUSTRIES, INC. CHANGES NAME TO JMAR TECHNOLOGIES, INC.
             CITES STRATEGIC ADVANCES, FINANCIAL GROWTH AND GREATER
                   INTEGRATION OF INTER-DIVISIONAL OPERATIONS

SAN DIEGO, California (June 3, 1998) - JMAR Industries, Inc. (NASDAQ NM:JMAR), a rapidly growing provider of precision micro-technology systems and products, today announced corporate name changes following achievement of strategic initiatives begun in 1994.

The Company is now positioned to expand its profitable test and measurement business and pursue three large new markets with breakthrough technology.

                                  The New Names

        Parent (San Diego, CA-based)
        JMAR Industries, Inc. is now JMAR TECHNOLOGIES, INC.

        Equipment Subsidiary (Chatsworth, CA-based)
        -      Test and measurement business
        -      Advanced semiconductor lithography business
        - Advanced manufacturing technology business Pacific Precision Laboratories, Inc. is now JMAR PRECISION SYSTEMS, INC.

        Product Subsidiary (Irvine, CA-based)
        - Supplier of specialty semiconductor chips and expert semiconductor process technology
        California ASIC, Inc. is now JMAR SEMICONDUCTOR, INC.

        Research & Development Subsidiary (San Diego, CA-based)
        -      Advanced laser and optical technology
        JMAR Technology Co. is now JMAR RESEARCH, INC.

According to JMAR Chairman and Chief Executive Officer, John S. Martinez, Ph.D., the name changes were prompted by the significant strategic and operational advances, sustained financial growth and the greater level of integration of its inter-division operations that resulted from the Company's restructuring in 1994. "This Company has grown tremendously in many ways during the last four years," he said. "I believe the new names selected for JMAR and its subsidiaries far more accurately reflect the present content and future direction of our operations."

"We emerged from the restructuring with a far sharper strategic focus that enabled us to accurately target our technologies on the market opportunities our research indicated would be the key growth engines of the future, and we believe we've hit the mark in those areas," noted Dr. Martinez.



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JMAR INDUSTRIES, INC. CHANGES NAME TO JMAR TECHNOLOGIES, INC.


"JMAR also became a much more streamlined and efficient company, with strict internal controls and the ability to operate with a much higher level of inter-divisional coordination," he continued. "This, combined with the revenue growth generated by our market repositioning efforts, has delivered exceptional profit growth. Since 1994, our net profit has increased more than 130 percent per year, and while we certainly do not forecast that level of growth forever, we do believe that profitability will continue to improve over time as our operations realize their potential."

"In re-naming Pacific Precision Laboratories, Inc. to JMAR Precision Systems, Inc., we have addressed the evolution of our equipment engineering operation into an increasingly important supplier of leading-edge precision position and motion control, measurement and laser manufacturing systems for the computer disk drive, semiconductor, and medical equipment industries." Dr. Martinez pointed out, "These products enable JMAR's customers to economically manufacture smaller, more complex microelectronic systems and components with ever-higher degrees of precision."

He continued, "Our primary strategy within the microelectronics industry is to concentrate on those market segments least affected by the current trends toward lower-margin, low-cost computers and lower- technology Southeast Asian imports. Today, we believe that we are well positioned to do this, with most of our business coming from computer disk drive manufacturers strongly established in the thriving high-end server and mobile computer market segments. With its existing product mix and distribution capability, JMAR Precision Systems, an ISO 9001 - certified manufacturer, has the ability to significantly expand its market share within its established niches. We expect the division's prospects to improve further as our Britelight(TM) laser technology, originally created at JMAR Research, enters the marketplace after completing its rigorous engineering and manufacturing qualification trials later this year."

He said, "Our new Britelight(TM) - based products will include a range of precision, high-throughput electronic equipment manufacturing systems and leading-edge, compact X-ray lithography sources to enable semiconductor producers to make much smaller and faster electronic circuits than are currently available." Dr. Martinez explained, "As these and JMAR's other developing products begin to enter their respective markets, we expect them to gradually increase the size of our markets from the $110 million per year that we estimate is available to us today to several billion dollars per year within the next few years."

JMAR reported that the name change of its semiconductor division was accomplished by a merger of its 94%-owned California ASIC, Inc. subsidiary, a Nevada corporation, into JMAR Semiconductor, Inc., a California corporation wholly-owned by JMAR. In the process of that merger, JMAR acquired the remaining 6% from the original Cal ASIC shareholders.

Commenting on JMAR Semiconductor, Inc. Dr. Martinez said, "The successful reorganization of our semiconductor operations at the end of 1997 significantly improved that division's prospects by enabling it to leverage its semiconductor design and manufacturing process expertise to a far broader range of market opportunities. During the first quarter of this year, our semiconductor division established working relationships with several semiconductor foundries capable of subcontract manufacturing of much larger quantities of a broader range of microchip configurations than we were able to do with our in-house facilities. This was a key factor in enabling JMAR Semiconductor, Inc. to transition into a potentially far more profitable "fabless" semiconductor supplier capable of providing chips for many more applications than before to a wider range of customers.



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JMAR INDUSTRIES, INC. CHANGES NAME TO JMAR TECHNOLOGIES, INC.


"In the near term we expect JMAR Semiconductor, Inc. to become a competitive supplier of semiconductor chips and manufacturing process technology to both government and commercial marketplaces. Our longer term goal is to build on JMAR Semiconductor's current technical expertise and market relationships to generate commercially viable, proprietary semiconductor designs for important market niches and grow to become a major supplier of those products," Dr. Martinez said.

He continued, "Now, and for the foreseeable future, JMAR's primary business focus will remain on providing our microelectronics manufacturing customers with the capability to produce ever-smaller, more-precise, higher-efficiency products." Dr. Martinez concluded, "Our precision instruments allow customers to produce high performance semi-conductors and high-density computer memory disk drives, while we expect our new, patented, all solid-state Britelight(TM) lasers to shortly provide the basis for several new families of ultra-high precision electronic manufacturing systems.

Pursuant to the Private Securities Litigation Reform Act of 1995: "The statements regarding JMAR's future sales or profit growth, competitive position, products, projects, or processes currently under development and the ability of the Company to successfully introduce those products into the commercial marketplace or to apply or otherwise transfer those products, projects or processes to alternate applications are forward-looking statements based on current expectations that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including delays in shipment or cancellation of orders, concentration of sales to certain markets and customers, timing of future orders, customer reorganizations, failure of advanced technology to perform as predicted, fluctuations in demand, delays in development, introduction and acceptance of new products, changing business and economic conditions in various geographic regions, natural events such as earthquakes, flood and fire and the other risks detailed from time-to-time in the Company's reports which are filed with the Securities and Exchange Commission."

JMAR Technologies, Inc. develops, manufactures and markets precision measurement, process control and laser manufacturing systems to enable its customers to produce smaller and higher precision microelectronics and medical products. JMAR also provides custom semiconductor products and is a leading developer of advanced lithography sources for production of smaller, higher performance semiconductor circuits for future electronic systems.

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